Exhibit 10.3

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of the 4th day of May, 2016 (the “Effective Date”), by and between Grove Street Hayes Valley LLC, a Delaware limited liability company (“Seller”), and SRT SF Retail I, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.           Seller owns certain improved real property commonly known as 400 Grove Street, Unit C-1, San Francisco, California, in the City and County of San Francisco, State of California, which is more particularly described on Exhibit “A” attached hereto (excluding any improvements owned by any tenant pursuant to its Lease) (the “Real Property”), together with all of Seller’s right, title and interest, if any, in and to (i) all leases of space in said Real Property and any guaranties of such leases (collectively, the “Leases”), (ii) all of the Binding Contracts, if any, that have been approved by Buyer pursuant to Paragraph 14, (iii) all intangible personal property, to the extent assignable and related exclusively to the Real Property, including but not limited to, any such (A) warranties, guaranties and indemnities, (B) governmental licenses, permits, or similar rights, (C) plans, drawings, specifications, surveys, engineering reports, other technical descriptions and any names by which the improvements on the Real Property may be known or identified, including its street address; but excluding any contracts other than the Leases and, to the extent approved by Buyer pursuant to Paragraph 14, the Binding Contracts (with the exception of such excluded property, the property described in this subparagraph (iii) is collectively referred to as the “Intangible Property”), and (iv) any tangible personal property owned by Seller and located in the Real Property excluding any such property which is owned by any tenant or integrated with the property manager’s operation of other properties (the “Personal Property”) are hereinafter collectively referred to as the “Property”.

B.           Concurrently herewith, (i) Octavia Gateway Holdings, LLC, a Delaware limited liability company (“Octavia Seller”) and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of even date herewith (the “Octavia Purchase Agreement”), and (ii) Hayes Street Hayes Valley LLC, a Delaware limited liability company (“Hayes Seller”, and together with Octavia Seller, “Other Sellers”) and Buyer have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of even date herewith (the “Hayes Purchase Agreement”, and together with the Octavia Purchase Agreement, the “Other Purchase Agreements”).

C.           Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property on and subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.          Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

2.          Purchase Price. The Purchase Price (“Purchase Price”) for the Property shall be Two Million Eight Hundred Ninety Thousand and 00/100 Dollars ($2,890,000.00). The Purchase Price shall be payable as follows:

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(a)          Deposit. Prior to 5:00 P.M. (Pacific Time) on the second (2nd) Business Day after the Effective Date (the “Initial Deposit Deadline”), Buyer shall deliver or cause to be delivered to First American Title Insurance Company, at 101 Mission Street, Suite 1600, San Francisco, CA 94105, attention: Heather Kucala (“Escrow Holder”), cash or other immediately available funds in the amount of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) (the “Initial Deposit”). In the event that the Initial Deposit is not timely funded on or before the Initial Deposit Deadline for any reason, then this Agreement shall be automatically null and void and of no further force and effect (and Buyer shall have no rights, and Seller shall have no obligations, under this Agreement of any kind or nature). Prior to 5:00 P.M. (Pacific Time) on the second (2nd) Business Day following the Contingency Date, Buyer shall deliver or cause to be delivered to Escrow Holder cash or other immediately available funds in the amount of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) (the “Additional Deposit”). The Initial Deposit and, if and when deposited with Escrow Holder, the Additional Deposit, are collectively referred to herein as the “Deposit”. The Deposit shall be invested in an interest earning account designated by Buyer, subject to Seller’s reasonable approval, and any interest earned thereon shall be a part of the Deposit for all purposes under this Agreement. At the Close of Escrow, the Deposit, and any interest accruing thereon, shall be applied and credited toward payment of the Purchase Price.

(b)          Cash Balance. On or before 11:00 A.M. (Pacific Time) on the Closing Date, Buyer shall deposit into Escrow cash or other immediately available funds in the amount of the balance of the Purchase Price, as adjusted by Buyer’s share of expenses and prorations.

(c)          Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer has paid to Seller as further consideration for this Agreement, in cash, the sum of $100.00 (the "Independent Consideration"), in addition to the Deposit and the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under all circumstances.

3.          Escrow.

(a)          Opening of Escrow. Buyer and Seller shall promptly evidence the opening of Escrow by delivering a fully executed copy of this Agreement to Escrow Holder.

(b)          Close of Escrow. The Close of Escrow shall occur, if at all, on the Closing Date. The “Closing Date” means the date that is twenty (20) days after the Contingency Date, provided that such date is a Business Day which is followed by a Business Day, otherwise the Closing Date shall be the next soonest date that is a Business Day which is followed by a Business Day. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby, provided such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement. Such supplementary instructions, together with the escrow instructions set forth in this Agreement, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions”. The Escrow Instructions may be amended and supplemented by such standard terms and provisions as the Escrow Holder may request the parties hereto to execute, provided that any such standard terms and provisions do not materially increase Seller’s or Buyer’s obligations hereunder or materially decrease Seller’s or Buyer’s rights hereunder. The parties hereto and Escrow Holder acknowledge and agree that in the event of a conflict between any provision of such standard terms and provisions supplied by the Escrow Holder and the Escrow Instructions, the Escrow Instructions shall prevail.

4.          Buyer’s Investigations.

(a)          Access to and Delivery of Materials. Buyer hereby acknowledges that prior to the Effective Date, Seller has delivered to Buyer or made available for Buyer’s review the documents listed on Exhibit “B” attached hereto (collectively, “Seller’s Documents”). Seller shall also make available to Buyer, promptly following Buyer’s written request, any other documents in Seller’s possession, other than Excluded Documents, which are reasonably requested by Buyer with respect to the Property. As used herein, “Excluded Documents” shall mean any documents involving either Seller’s financing or refinancing of the Property, any purchase and sale agreements and correspondence pertaining to Seller’s acquisition of the Property, any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers, any third party purchase inquiries and correspondence, appraisals of the Property, attorney-client privileged documents, internal budgets or financial projections, and any other internal documents. Except as may otherwise be expressly set forth in Paragraph 12 below, all third party reports are delivered to Buyer without representation or warranty by or recourse against, Seller or any third party preparing such report or any of their respective direct or indirect partners, managers, members, employees, officers, directors, agents, subsidiaries or affiliates, and its or their respective successors and assigns (and Buyer hereby releases the same from and against any obligation or liability in connection therewith). On termination of this Agreement for any reason, Buyer shall promptly destroy all Seller’s Documents and other information, of whatever nature and in whatever form, with respect to the Property, heretofore or hereafter delivered by Seller or obtained by Buyer and/or created by or on behalf of Buyer in reliance upon such information, without any copies being retained by Buyer. In any such event, and as a covenant which shall survive the termination of this Agreement, all such information, as well as the terms of this Agreement, shall be treated by Buyer as confidential and none of it shall be disclosed by Buyer to any other party thereafter for any purpose or in any context, except as provided in Paragraph 20 below.

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(b)          Due Diligence.

(i)          General. On or before the date which is twenty (20) days after the Effective Date (the “Contingency Date”), Buyer shall have completed any and all due diligence activities which Buyer may choose to conduct or commission, including without limitation, a review of: Seller’s Documents, any other documents made available to Buyer, the condition of title to the Real Property as disclosed by the PTR, the condition of the improvements located on the Real Property and all operating systems relating thereto, the presence of Hazardous Materials, if any, the status of Binding Contracts and the Leases, compliance with Governmental Regulations, the development potential (or lack thereof) of the Real Property, and any and all other matters of similar or dissimilar nature relating in any way to the Property or Buyer’s purchase of the Property (collectively, the “Due Diligence”).

(ii)         Estoppels. In connection with such Due Diligence, Seller shall work diligently to have (A) the tenants under the Leases execute an estoppel certificate for the benefit of Seller, Buyer and Buyer’s lender in the form attached hereto as Exhibit “C” and (B) 400 Grove Street Owners’ Association (the “Association”) execute an estoppel certificate for the benefit of Seller, Buyer and Buyer’s lender in the form attached hereto as Exhibit “M”, in each case with such terms as have been previously approved by Buyer (i.e., Buyer shall review and approve each such completed estoppel certificate prior to the date that it is distributed to the tenant or the Association, as applicable, for review and execution by such tenant or the Association, as applicable), provided that Seller shall not be in breach of this sentence in the event that, despite its diligent efforts, it fails to obtain such executed estoppel certificates from the tenants and/or the Association. Buyer shall so approve each such estoppel certificate (which approval shall not be unreasonably withheld), or provide its comments thereto, within two (2) Business Days following its receipt of the same otherwise Buyer shall be deemed to have approved the same. Seller shall promptly deliver to Buyer all executed estoppel certificates received by Seller. Seller makes no representation as to the number of estoppel certificates, if any, that will be returned to Buyer. In the event executed estoppel certificates are not received on or before the date that is two (2) Business Days prior to the Closing Date from all tenants of the Real Property and the Association, dated no earlier than thirty (30) days prior to the Closing Date, and without material adverse factual disclosure compared to the form of estoppel distributed to such tenant or the Association, as applicable, for its review and execution pursuant to the terms hereof (collectively, the “Required Estoppels”), then Buyer shall have the right to terminate this Agreement and upon any such termination receive a refund of its Deposit; provided, however, that any objection by Buyer to any executed estoppel certificate must be raised by Buyer within two (2) Business Days following its receipt of the same otherwise such estoppel certificate shall be deemed to satisfy the requirements of this Paragraph. Notwithstanding anything contained herein to the contrary, in no event shall any fact or issue disclosed in any tenant’s Lease or made on Exhibit “J” attached hereto, constitute a material adverse factual disclosure or otherwise be objected to by Buyer.

(iii)        Contracts. Notwithstanding anything contained herein to the contrary, Seller shall terminate all of its listing agreements and property management agreements, to the extent relating to the Property, at its expense as of the Close of Escrow (provided that this obligation to terminate listing agreements and property management agreements shall only apply to those agreements entered into by Seller to the extent the same apply to the Real Property, and shall in no event apply to any listing agreements or property management agreements entered into by the Association).

(iv)        Third Party Communications. Notwithstanding anything to the contrary contained herein, Buyer shall not (i) communicate with any tenants under the Leases with respect to the Property without affording Seller a reasonable opportunity to have a representative of Seller participate in any conversations with such tenants or (ii) contact any governmental authority having jurisdiction over the Property with respect to the Property, other than in connection with Buyer’s due diligence evaluation of the Property to verify zoning and/or compliance matters, without obtaining the prior written consent of Seller and without affording Seller a reasonable opportunity to have a representative of Seller participate in any conversations with such governmental authority.

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(c)          Buyer’s Right to Terminate. Buyer may at Buyer’s election and discretion terminate this Agreement, for any reason or no reason, at any time prior to 5:00 P.M. (Pacific Time) on the Contingency Date by delivering written notice thereof to Seller and Escrow Holder, and upon such termination, Paragraph 5(c) shall apply. If Buyer elects not to terminate this Agreement in accordance with the foregoing sentence, Buyer shall deliver to Seller and Escrow Holder, prior to 5:00 P.M. (Pacific Time) on the Contingency Date, written notice of Buyer’s intent to proceed with the acquisition of the Property under the terms of this Agreement (the “Approval Notice”), and the Deposit shall thereupon become non-refundable to Buyer except as otherwise expressly provided in this Agreement. In the event that Buyer fails to timely deliver the Approval Notice pursuant to the terms of this Paragraph 4(c), then Buyer shall be deemed to have terminated this Agreement pursuant to this Paragraph 4(c) and Paragraph 5(c) shall apply.

(d)          Access by Buyer. Subject to the rights of tenants and the requirements of Paragraph 4(e), at Buyer’s sole cost and expense, Buyer and Buyer’s agents and representatives shall have the right, upon no less than one (1) Business Day’s prior notice to Seller, to enter upon the Real Property at all reasonable times in order to conduct such inspections, tests or studies as Buyer may deem appropriate (including, without limitation, for the preparation of an ALTA/NSPS Land Title Survey of the Real Property), excluding invasive investigations of the land or improvements thereon; except that any such entry shall be coordinated with Seller and Seller’s property manager or other agent of Seller in control of the Property, and shall be conducted in such a manner as to not materially interfere with the on-going operation of the Property. Any damage caused to the Property in connection with any inspection, test, or study shall be promptly and fully repaired by Buyer and the Property returned to its prior condition, all at Buyer’s cost, which obligation shall survive any termination of this Agreement. In no event shall Buyer, prior to the Close of Escrow, indicate in any way that Buyer owns or holds any other rights of any nature in the Property or any portion thereof, or that Buyer is in any manner acting on behalf of Seller. Buyer shall keep the Property free and clear of any mechanic’s liens or materialmen’s liens arising out of any of Buyer’s activities or those of its agents and representatives, which obligation shall survive any termination of this Agreement. Not less than two (2) Business Days prior to any work being conducted on the Real Property by or for the benefit of Buyer, which work could be the basis for the filing of a mechanic’s lien claim against the Real Property if such work were not duly paid for, Buyer shall obtain Seller’s written consent and shall allow Seller to post such notices of non-responsibility with respect thereto as Seller may deem appropriate. Further, except for the mere discovery of existing conditions on or affecting the Property or to the extent arising from the active negligence or willful misconduct of Seller, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all loss, cost, liability or expense arising out of the acts or omissions of Buyer and/or its agents or representatives in connection with any such entry, inspection, test, study or other activity, including without limitation all legal expenses reasonably incurred by Seller in connection therewith. The indemnity provided herein shall survive the Close of Escrow and any termination of this Agreement and shall not be limited by the insurance required to be maintained under Paragraph 4(e).

(e)          Insurance. Prior to Buyer entering upon the Real Property, or any other person or entity entering upon the Real Property pursuant to Buyer’s rights under Paragraph 4(d) (each a “Consultant”), Buyer shall, and shall cause each and every such Consultant, to furnish Seller with a certificate of insurance evidencing that Seller has been added as an additional insured under an insurance policy maintained by Buyer or such Consultant, as applicable, and all premiums due on the policy have been paid. Each such insurance policy shall be from an insurer licensed in the State of California with a rating by A.M. Best of A- or higher, and provide coverage against any claim for personal liability or property damage caused by Buyer or such Consultant, as applicable, and its respective agents or representatives, with a combined single limit liability of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate.

5.          Conditions to the Close of Escrow.

(a)          Conditions Precedent to Buyer’s Obligations. The Close of Escrow and Buyer’s obligations with respect to the consummation of the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver by Buyer of the following conditions:

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(i)          Representations, Warranties and Covenants of Seller. Seller shall have duly performed in all material respects all material covenants to be performed by Seller hereunder, and all of Seller’s representations and warranties set forth in Paragraph 12 shall be true and correct as of the Effective Date and the Closing Date (except to the extent that Paragraph 12 expressly provides that such representations and warranties are made as of the Effective Date) in all material respects.

(ii)         Delivery of Documents. Seller shall have delivered all of the duly executed documents required to be delivered by Seller pursuant to Paragraph 6(a).

(iii)        Title Insurance. As of the Close of Escrow, First American Title Insurance Company (the “Title Company”) shall have issued or shall have unconditionally committed to issue an ALTA extended coverage owner’s policy of title insurance showing title to the Real Property vested in Buyer subject only to the Permitted Exceptions, with a liability amount equal to the Purchase Price, which includes an endorsement providing affirmative mechanics’ and materialmen’s lien coverage against liens for services, labor or material arising out of the work described in Paragraph 5(a)(iii)(z) below, which endorsement shall be in a form reasonably acceptable to Buyer and Buyer’s lender (the “Title Policy”). Buyer has obtained from the Title Company that certain preliminary title report with respect to the Property, dated as of March 17, 2016, and issued under order no. NCS-787084-5-SF (the “PTR”), containing such exceptions as the Title Company would specify in the Title Policy and copies of all documents of record identified as exceptions in such PTR. On or before the date that is five (5) days prior to the Contingency Date (or within five (5) days after Buyer’s receipt of any supplemental preliminary title report that is delivered to Buyer later than the date that is five (5) days prior to the Contingency Date), Buyer shall have the right to give written notice to Seller disapproving any items identified as exceptions in such PTR (or supplemental preliminary title report), and identifying the items and/or exceptions disapproved (a “Title Disapproval”). Notwithstanding anything contained herein to the contrary, Buyer shall have no right to deliver a Title Disapproval with respect to any exception contained in any such supplemental preliminary title report which (1) was also contained in the original PTR or (2) would constitute a Permitted Exception regardless of whether or not included in any such report. Any exceptions in the PTR or any supplemental preliminary title report not timely disapproved by Buyer with a Title Disapproval shall be deemed to have been approved by Buyer, other than those items Seller is obligated to remove in the last sentence of this Paragraph. Upon Buyer’s delivery of a Title Disapproval, Seller may elect, in its sole discretion, to remove (or otherwise modify or cure in a manner reasonably satisfactory to Buyer) said disapproved item or items at or prior to the Close of Escrow, by delivering written notice of such election to Buyer not later than three (3) days following the date Seller receives a Title Disapproval. If Seller does not notify Buyer in writing that Seller will eliminate (or otherwise cure to Buyer’s reasonable satisfaction) such disapproved exceptions or matters within such three (3) day period, Seller shall be deemed to have elected not to remove (or otherwise cure) such exception and Buyer shall have five (5) days following the date Seller received the Title Disapproval to terminate this Agreement in accordance with Paragraph 5(c). If Buyer fails to so terminate this Agreement, Buyer shall be deemed to have withdrawn its disapproval and approved such exception, other than those items Seller is obligated to remove in the last sentence of this Paragraph. The term “Permitted Exceptions” shall mean: the specific exceptions listed in the PTR and any supplemental preliminary title report approved or deemed approved by Buyer or which Seller has agreed to cure in a manner reasonably acceptable to Buyer; applicable zoning and building ordinances and land use regulations; such state of facts as would be disclosed by a survey or physical inspection of the Property; the lien of taxes and assessments not yet delinquent; any standard form exclusions from coverage set forth in the jacket of the Title Policy; any exceptions caused by Buyer, its agents, representatives or employees; any liens arising from or related to Lease Inducement Costs for which Buyer is liable pursuant to Paragraph 9(f); and the rights of the tenants under the Leases, as tenants only. It shall not be a condition to the Close of Escrow if Buyer elects to obtain any endorsements (other than the mechanic’s lien endorsement contemplated above), requests reinsurance or coinsurance, or otherwise elects to obtain any different or additional coverage in excess of that provided by the Title Policy, and in no event shall the Close of Escrow be delayed by reason of having to obtain a survey or to fulfill any other necessary title requirement, so long as the Title Company is in position to issue the Title Policy as of the Closing Date. Notwithstanding the foregoing provisions of this Paragraph 5(a)(iii) to the contrary, subject to the terms and conditions of this Agreement, (y) Seller does agree to deliver title to the Real Property at the Close of Escrow free and clear of liens of any deeds of trust and/or mortgages created by, under or through Seller or any Affiliate of Seller, which liens Seller shall cause to be released at or prior to the Close of Escrow (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and (z) Seller agrees to use commercially reasonable efforts to remove or cause to be insured over by the Title Company, in a manner reasonably acceptable to Buyer, any mechanics’ or materialmen’s liens on or attaching to the Real Property relating to or arising out of any work of improvement contracted for by or on behalf of Seller or any Affiliate of Seller. If reasonably requested by the Title Company in connection with the issuance of affirmative mechanic’s and materialmen’s lien coverage to Buyer and/or Buyer’s lender, Seller shall provide the Title Company with a mechanics lien indemnity, in form reasonably acceptable to the Title Company and Seller, with respect to any work of improvement performed on or benefitting the Real Property (and/or the project of which the Real Property is a part) which was contracted for by or on behalf of Seller or any Affiliate of Seller.

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(iv)        No Material Defaults Under Other Purchase Agreements. No material breach or material default by any of the Other Sellers shall exist under any of the Other Purchase Agreements.

(v)         Estoppel Certificates. Buyer shall have received the Required Estoppels pursuant to Paragraph 4(b)(ii).

(b)          Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to the consummation of the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver by Seller of the following conditions:

(i)          Representations, Warranties and Covenants of Buyer. Buyer shall have duly performed in all material respects each and every material covenant of Buyer hereunder, and all of Buyer’s representations and warranties set forth in this Agreement shall be true and correct as of the Effective Date and the Closing Date (except to the extent that Paragraph 13 expressly provides that such representations and warranties are made as of the Effective Date) in all material respects.

(ii)         Delivery of Documents and Purchase Price. Buyer shall have timely delivered the Purchase Price pursuant to the provisions of Paragraph 2, and shall have delivered all of the duly executed documents required to be delivered by Buyer pursuant to Paragraph 6(b).

(iii)        No Material Defaults Under Other Purchase Agreements. No material breach or material default by Buyer shall exist under any of the Other Purchase Agreements.

(c)          Effect of Termination. In the event any condition set forth in this Paragraph 5 is not timely satisfied, unless waived by the applicable party, Buyer or Seller, as applicable, shall have the right to terminate this Agreement and if this Agreement is so terminated or is terminated by either party pursuant to any other provision of this Agreement giving that party the right to do so, then:

(i)          Termination of Agreement. This Agreement, the Escrow, and the rights and obligations of Buyer and Seller shall terminate, except as otherwise expressly provided herein;

(ii)         Return of Deposit. Except as otherwise provided herein (including, without limitation, as provided in Paragraph 18(b)), the Deposit, and any interest accruing thereon, shall be promptly returned to Buyer and any documents and monies deposited by the parties which are then held by Escrow Holder shall be returned to the party depositing same; and

(iii)        Cancellation Fees and Expenses. Any cancellation charges required to be paid to Escrow Holder and the Title Company shall be borne equally by Buyer and Seller (unless one party is in breach or default hereunder in which case the defaulting party shall pay the cancellation charges), and all other charges shall be borne by the party incurring same.

(d)          Close of Escrow. It is contemplated that the transaction shall be closed by means of the concurrent delivery of the documents of title, the commitment to deliver the Title Policy and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Buyer physically meet for the Close of Escrow, and all documents to be delivered at the Close of Escrow shall be delivered to the Escrow Holder unless the parties hereto mutually agree otherwise. Seller and Buyer agree to use reasonable efforts to complete all requirements for the Close of Escrow prior to the Closing Date. Seller and Buyer also agree that disbursement of the Purchase Price, as adjusted by the prorations, shall not be conditioned upon the recording of the Deed, but rather, upon the satisfaction or waiver of all conditions precedent to the Close of Escrow and the irrevocable agreement by the Title Company to issue the Title Policy without reservation for any “gap” between Close of Escrow and the recordation of the Deed. The date upon which such satisfaction or waiver and such irrevocable agreement occurs shall be the “Close of Escrow”.

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6.          Deliveries to Escrow Holder.

(a)          Seller’s Deliveries. Seller hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) Business Day prior to the Closing Date the following instruments and documents:

(i)          Deed. A grant deed (“Deed”), duly executed and acknowledged in recordable form by Seller, conveying Seller’s interest in the Real Property to Buyer. The Deed shall be in the form attached hereto as Exhibit “D”.

(ii)         Bill of Sale. A bill of sale (“Bill of Sale”) duly executed by Seller, conveying to Buyer, without warranty, all of Seller’s right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of Exhibit “E” attached hereto.

(iii)        General Assignment. An assignment and assumption (“General Assignment”), duly executed by Seller, assigning to Buyer, without warranty, all of Seller’s right, title and interest in and to any and all Intangible Property, Leases and any Binding Contracts, all to the extent transferable by Seller. The General Assignment shall be in the form of Exhibit “F” attached hereto.

(iv)        Non-Foreign Certifications. A certificate duly executed by Seller, in the form of Exhibit “G” attached hereto, and a California Form 593-C executed by Seller.

(v)         Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company.

(vi)        Notice to Tenants. Notices to all lessees under the Leases for the Property, if any, in the form of Exhibit “H” attached hereto, duly executed by Seller. Buyer shall promptly provide to Seller all necessary information regarding the Buyer required to complete the tenant notices, if any.

(vii)       Owner’s Affidavit and Gap Indemnity. An owner’s affidavit in the form of Exhibit “I” attached hereto and a gap indemnity in a form reasonably acceptable to Seller and the Title Company, each duly executed by Seller.

(b)          Buyer’s Deliveries. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) Business Day prior to the Closing Date the following instruments and documents:

(i)          General Assignment. A counterpart of the General Assignment, duly executed by Buyer.

(ii)         Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as reasonably may be required by Title Company.

7.          Deliveries Upon Close of Escrow. Promptly following the Close of Escrow, outside of the escrow with Escrow Holder, Seller shall deliver to Buyer:

(a)          Documents. Any originals of the Leases and any Binding Contracts in Seller’s possession.

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(b)          Personal Property. Subject to the terms of the Leases and any Binding Contracts, possession of the Personal Property, including without limitation all keys and access codes to the improvements on the Real Property in Seller’s possession.

8.          Costs and Expenses. Buyer shall pay the title premium for the Title Policy, including the standard coverage portion and all title premiums associated with any ALTA extended coverage requested by Buyer and any title endorsements requested by Buyer. Buyer shall pay the cost of any survey commissioned by Buyer in connection with obtaining extended title coverage. Buyer shall pay all other due diligence expenses incurred by Buyer. Buyer shall pay all of Escrow Holder’s charges. Seller shall pay the City and County of San Francisco transfer tax and recording charges with respect to the Deed. Buyer and Seller shall each bear their own legal and professional fees and expenses and any other costs incurred by such party.

9.          Prorations.

(a)          General. Subject to the following provisions of this Paragraph 9, rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses affecting the Property, which are customarily prorated by buyers and sellers of real property located in the City and County of San Francisco, shall be prorated on an accrual basis as of midnight on the day preceding the Close of Escrow. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Close of Escrow occurs.

(b)          Rent.

(i)          Rents. With the sole exception of Percentage Rents, which shall be prorated in accordance with the terms of Paragraph 9(b)(ii) below, all rents, license fees and other income and payments received from tenants under any and all Leases (collectively, “Rents”) shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows: Buyer shall apply all Rents received after the Close of Escrow in the following order of priority: (x) first, to payment of the current Rents then due for the month in which the Close of Escrow occurs, which amount shall be apportioned between Buyer and Seller as set forth in Paragraph 9(a) (with Seller’s portion thereof to be delivered to Seller); (y) second, to Rents applicable to the period of time after the Close of Escrow, which amount shall be retained by Buyer; and (z) thereafter, to Rents applicable to the period of time prior to the Close of Escrow but not collected by Seller as of the Close of Escrow (collectively, “Uncollected Rents”), which amount shall be delivered to Seller. Buyer shall use reasonable efforts (which shall not include any obligation to file suit or take enforcement action under the Lease), to collect Uncollected Rents. Seller shall have no right to pursue the collection of Uncollected Rents. Any Rents received by Buyer shall be applied as provided above, and Buyer shall remit to Seller any such sums received by Buyer to which Seller is entitled within five (5) Business Days after receipt thereof. Buyer shall bill the tenants under the Leases for any Uncollected Rents and use its commercially reasonable efforts to collect the same.

(ii)         Percentage Rents. Percentage rent or overage rent (collectively, “Percentage Rents”) under the Leases shall be prorated between Buyer and Seller on a lease by lease basis with Seller entitled to the portion of total Percentage Rent paid under each Lease for the “Lease Year” in which the Close of Escrow occurs (the “Subject Lease Year”) which is in the same ratio to total Percentage Rent paid with respect to such Subject Lease Year under the subject Lease as the ratio of (i) the number of days of said Subject Lease Year which Seller was the landlord under the subject Lease to (ii) the total number of days in said Subject Lease Year. Buyer shall be entitled to the balance of Percentage Rent paid under each Lease with respect to the Subject Lease Year. As used herein, the term “Lease Year” means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. The foregoing proration shall be made as follows on a lease by lease basis: (i) subject to the balance of this Paragraph 9(b)(ii), Seller shall retain all Percentage Rent payments received by it on and prior to the Close of Escrow and Buyer shall retain all Percentage Rent payments received by it after the Close of Escrow; (ii) as promptly as possible after the date of the Close of Escrow, Seller shall deliver to Buyer a statement of all Percentage Rent collected by Seller with respect to the Subject Lease Year, if any, on a lease by lease basis along with a copy of the Percentage Rent invoices and sales reports which support such collections, (iii) for each Lease, not later than forty-five (45) days after the date the last Percentage Rent payment with respect to the Subject Lease Year is due, Buyer shall deliver to Seller a statement of all Percentage Rent owed, collected or deemed collectable by Buyer, along with a copy of the annual reconciliation of Percentage Rent owed for the Subject Lease Year and the related sales information backup; and, (iv) for each Lease, within fifteen (15) days after the date the statement and reconciliation described in clause (iii) above is delivered to Seller, Buyer shall pay to Seller or Seller shall pay to Buyer, whichever is applicable, the positive difference, if any, between (a) the total Percentage Rental collected by such party with respect to such Lease for the Subject Lease Year and (b) the product of (y) the average daily Percentage Rental received with respect to such Lease for the Subject Lease Year after taking into account the annual reconciliation and (z) the actual number of days such party was the owner of the Property during the Subject Lease Year. If Percentage Rent is thereafter collected by Buyer from delinquent tenants, Buyer shall promptly pay to Seller a portion thereof which is equal to the ratio of (i) the number of days of the Subject Lease Year in which Seller was the landlord, to (ii) the total number of days in the Subject Lease Year.

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(c)          Reimbursable Tenant Expenses. Prior to the Close of Escrow, the parties shall reasonably estimate the Reimbursable Tenant Expenses due to Seller for expenses actually incurred by Seller during the portion of the calendar year preceding the date upon which the Close of Escrow occurs (“Seller’s Estimated Reimbursable Tenant Expenses”). If, prior to the Close of Escrow, Seller has collected more payments for estimated Reimbursable Tenant Expenses for the year in which the Close of Escrow occurs from tenants of the Real Property than Seller’s Estimated Reimbursable Tenant Expenses, then, Buyer shall receive a credit at the Close of Escrow in the amount of such excess. However, if, prior to the Closing Date, Seller has collected less payments for Reimbursable Tenant Expenses for the year in which the Close of Escrow occurs than Seller’s Estimated Reimbursable Tenant Expenses, then, Buyer shall use its reasonable efforts to collect the same from the tenants on and subject to the terms of their respective Leases (which shall not include any obligation to file suit or take enforcement action under the Lease) and, as and when the amount of such underpayment is received from the tenants and payable to Seller pursuant to the terms of Paragraph 9(b)(i), such amount shall be paid to Seller in reimbursement for such underpayment. Seller shall have no right to collect any such amounts from the tenants under the Leases. As used herein, the term “Reimbursable Tenant Expenses” shall mean payments required to be paid by tenants under Leases for such tenant’s share of ad valorem taxes, insurance, common area maintenance and/or other operating expenses of the Property.

(d)          Taxes and Assessments. All non-delinquent real estate taxes, personal property taxes and current installments of assessments affecting the Property which are payable by Seller shall be prorated as of the Close of Escrow based on the actual current tax bill, or if such tax bill is not available, the latest available tax information for the tax year in which the Closing occurs (“Current Tax Year”) (with Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in the Current Tax Year occurring before the Closing Date, in the case of Seller, and on and after the Closing Date, in the case of Buyer); provided, however, Seller shall not be liable for any supplemental or escape taxes or assessments arising from the transfer of the Property pursuant to this Agreement or any other events triggering reassessment occurring on or after the Close of Escrow. All delinquent taxes and assessments, if any, affecting the Property which are payable by Seller shall be paid at the Close of Escrow from funds accruing to Seller. Any refunds of real estate taxes and assessments attributable to the period prior to the Close of Escrow shall, subject to the rights of tenants, be paid to Seller upon receipt, whether such receipt occurs before or after the Close of Escrow.

(e)          Operating Expenses. All utility service charges for electricity, heat and air conditioning service and other utilities, charges for elevator maintenance and common area maintenance, taxes (other than real estate taxes and income taxes) such as rental taxes, expenses and obligations under any Binding Contracts, and other expenses affecting the Property which are payable by Seller and any other costs incurred in the ordinary course of business or the management and operation of the Property, which are customarily prorated by buyers and sellers of real property located in the City and County of San Francisco, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations. To the greatest extent possible, utility service charges shall be prorated based upon the actual charges accrued before and after the Close of Escrow, rather than upon an average daily charge.

(f)          Leasing Expenses. Seller agrees to pay or discharge at or prior to the Close of Escrow, or to provide a credit to Buyer upon the Close of Escrow for, all brokerage commissions, tenant improvement allowances and free or abated rent (collectively, “Lease Inducement Costs”) that are payable with respect to Leases in force as of or prior to the Close of Escrow; provided, however, that Seller shall have no obligation to pay, as of the Close of Escrow Buyer shall be deemed to have assumed the obligation to pay, and from and after the Close of Escrow Buyer shall indemnify, defend and hold Seller harmless from and against, (i) any and all Lease Inducement Costs payable with respect to any option to renew or option to expand that has not been exercised as of or prior to the Close of Escrow, and (ii) any and all Lease Inducement Costs incurred with respect to Leases and renewals, extensions, amendments and terminations thereof executed subsequent to the Close of Escrow. Buyer shall indemnify, defend and hold Seller harmless from and against any and all Lease Inducement Costs as to which Seller provides Buyer a credit upon the Close of Escrow.

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(g)          Security Deposits. At the Close of Escrow, Seller shall, at Seller’s option, either deliver to Buyer any security deposits held by Seller pursuant to any and all Leases or credit to the account of Buyer the amount of such security deposits (to the extent such security deposits have not been applied against delinquent rentals or otherwise as provided in the Leases). If any security deposits shall be held by Seller in the form of letters of credit, Seller shall, upon the Close of Escrow, assign such letters of credit to Buyer.

(h)          Method of Proration. Seller shall prepare and deliver to Buyer a schedule of the prorations set forth herein at least three (3) Business Days prior to the Closing Date, which schedule shall be subject to the reasonable approval of Buyer. Such prorations shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Holder prior to the Close of Escrow. Ninety (90) days after the Close of Escrow, Seller and Buyer shall agree to any reprorations based on additional information learned about the prorations after the Close of Escrow, which reproration shall be final.

(i)          Survival. The provisions of this Paragraph 9 shall survive the Close of Escrow.

10.         Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated:

(a)          Funds. Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:

(i)          Deduct all items chargeable to the account of Seller pursuant to Paragraph 8.

(ii)         If, as the result of the prorations and credits pursuant to Paragraph 9, amounts are to be charged to the account of Seller, deduct the total amount of such charges.

(iii)        Disburse the remaining balance of the funds to Seller promptly upon the Close of Escrow in accordance with Seller’s wire transfer instructions.

(b)          Recording. Cause the Deed, and any other documents which the parties hereto may mutually direct to be recorded, to be recorded in the Official Records of San Francisco County and obtain conformed copies thereof for distribution to Buyer and Seller.

(c)          Title Policy. Direct the Title Company to issue the Title Policy to Buyer, without reservation for any “gap” between Close of Escrow and the recordation of the Deed.

(d)          Disbursement of Documents to Buyer. Disburse to Buyer fully executed originals of the Bill of Sale, the General Assignment, and any other documents (or copies thereof) deposited into Escrow by Seller pursuant hereto.

(e)          Disbursement of Documents to Seller. Disburse to Seller a fully executed original of the General Assignment, and any other documents (or copies thereof) deposited into Escrow by Buyer pursuant hereto.

11.         AS-IS Sale and Purchase; Release. Buyer acknowledges that the provisions of this Paragraph 11 have been required by Seller as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Buyer by Buyer’s counsel and have been understood and agreed to by Buyer.

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(a)          Buyer’s Acknowledgment. As a material inducement to Seller to enter into this Agreement and to convey the Property to Buyer, Buyer hereby acknowledges and agrees as follows:

(i)          AS IS. Buyer is purchasing the Property in its existing condition, “AS-IS, WHERE-IS, WITH ALL FAULTS”, and will, by the Contingency Date, have made or have waived all inspections and investigations of the Property and its vicinity which Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property.

(ii)         No Representations. Other than the express representations and warranties of Seller contained in Paragraph 12, neither Seller, its members or managers, nor any person or entity acting by or on behalf of Seller, or any member, manager, partner, shareholder, officer, director, trustor, trustee, beneficiary, employee, agent, affiliate, successor or assign of any of the foregoing has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to Buyer upon which Buyer is relying, or in connection with which Buyer has made or will make any decisions concerning the Property or its vicinity including, without limitation, its use, condition, value, compliance with Governmental Regulations, status of any Binding Contracts and Leases, amounts of money owed to or owed by Seller, disputes with third parties, existence or absence of Hazardous Materials, the status of the construction of tenant improvements, whether completed or in progress, or the permissibility, feasibility, or convertibility of all or any portion of the Property for any particular use or purpose, including without limitation its present or future prospects for sale, lease, development, occupancy or suitability as security for financing. As used herein, the term “Governmental Regulations” means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, Hazardous Materials, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is now or hereafter the subject of Governmental Regulations, including without limitation any material or substance which is (A) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Section 25115, 25117 or 25122.7, or listed pursuant to Section 25140, or the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (B) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (C) defined as a “hazardous material,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (D) petroleum and other hydrocarbons, (E) asbestos, (F) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of California Administrative Code, Division 4, Chapter 20, (G) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act 33 U.S.C. § 1251 et. seq., (33 U.S.C. § 1321) or as listed pursuant to § 307 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (H) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 9601), (I) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., or (J) associated with the so-called “sick building syndrome.”

(iii)        No Implied Warranties. SELLER HEREBY DISCLAIMS ALL WARRANTIES IMPLIED BY LAW ARISING OUT OF OR WITH RESPECT TO THE EXECUTION OF THIS AGREEMENT, ANY ASPECT OR ELEMENT OF THE PROPERTY, OR THE PERFORMANCE OF SELLER’S OBLIGATIONS HEREUNDER INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

(iv)        Information Supplied by Seller. Buyer specifically acknowledges and agrees that, except as may otherwise be expressly provided in Paragraph 12, Seller has made, is making, and shall make, no representation or warranty of any nature concerning the accuracy or completeness of Seller’s Documents, or the authenticity, source, accuracy or completeness of any information contained in such Seller’s Documents or any other documents previously or hereafter furnished by or on behalf of Seller to Buyer, including without limitation any Binding Contracts, the Leases, and various studies, inspections, reports and exhibits and correspondence relating thereto. Buyer further acknowledges that Seller has not reviewed and is under no obligation to review any files in Seller’s possession or which may be available to Seller. As to certain of the materials made available to Buyer in Seller’s Documents, Buyer specifically acknowledges that they have been prepared by third parties with whom Buyer has no privity and Buyer acknowledges and agrees that no warranty or representation, express or implied, has been made, nor shall any be deemed to have been made, to Buyer with respect thereto, either by Seller or by any third parties that prepared the same. Buyer waives any claim of any nature against anyone should any information, conclusion, projection, or other statement of any nature contained in any of such materials prove not to be true or accurate for any reason.

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(v)         Negotiated Purchase Price. Buyer represents and warrants to Seller that Buyer is specifically familiar with the Property and that Buyer has inspected and examined, or will have had the opportunity to inspect and examine, all aspects of the Property and its current condition that Buyer believes to be relevant to its decision to purchase the Property. Buyer further acknowledges and agrees that the Purchase Price negotiated by Seller and Buyer reflects the known and unknown risks and liabilities assumed by Buyer under the Agreement, Seller’s unwillingness to conduct any investigation or due diligence with respect to the Property on behalf of Buyer, and Seller’s desire to receive an absolutely net, fixed amount as consideration for the sale of the Property regardless of any facts known or discovered before or following the Close of Escrow which might result in a diminution in value of the Property.

(vi)        Buyer’s Investigation of Property. Prior to the Contingency Date, Buyer will have had the opportunity to investigate all physical and economic aspects of the Property and to make all inspections and investigations of the Property which Buyer deems necessary or desirable to protect its interests in acquiring the Property, including, without limitation, review of the Leases (and the rights of the tenants thereunder), building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations affecting or concerning the Property, the condition of title, soils and geological reports, engineering and structural tests, insurance contracts, contracts for work in progress, marketing studies, cost-to-complete studies, governmental agreements and approvals, architectural plans and site plans, and that all matters concerning the Property have been or shall be independently verified by Buyer prior to the Contingency Date, and that, except for the express representations and warranties of Seller set forth in this Agreement, Buyer shall purchase the Property on Buyer’s own knowledge of the Property and Buyer’s prior investigation and examination of the Property (or Buyer’s election not to do so). Notwithstanding anything to the contrary herein, Buyer and Seller acknowledge that any written disclosures made by Seller prior to the Close of Escrow shall constitute notice to Buyer of the matter disclosed, and Seller shall have no further liability thereafter if Buyer thereafter consummates the transaction contemplated hereby. Buyer agrees that it shall make an independent investigation of the matters set forth in any such disclosures as well as all other matters relating to the Property and shall not rely on any specific information or any other materials provided by Seller, except for the express representations and warranties of Seller set forth in Paragraph 12.

(vii)       Natural Hazard Disclosure Statement. Seller has made a property disclosure report (the “Disclosure Report”) available to Buyer prior to the Effective Date. The Disclosure Report fully and completely discharges Seller from its disclosure obligations, if any, which may be required under the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, California Public Resources Code Sections 2621.9, 2694, and 4136, and California Civil Code Sections 1102.6 and 1103.2, and any successor law, and, for the purposes of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply and the preparer of the Disclosure Report shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and Disclosure Report. Nothing set forth in the Disclosure Report shall (A) require Seller to remediate any matter referred to in the Disclosure Report or (B) create any liability by Seller to Buyer therefor and Seller shall in no event be required to expend funds to remediate any matters disclosed in the Disclosure Report. Notwithstanding Buyer’s receipt and review of the Disclosure Report, Buyer hereby knowingly, voluntarily and intentionally waives its right to disclosure by Seller of natural hazards found in Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, California Public Resources Code Sections 2621.9, 2694, and 4136, and California Civil Code Sections 1102.6 and 1103.2, and any similar or successor law. Buyer represents and warrants that it has obtained the Disclosure Report from an expert satisfying the requirements of California Civil Code Section 1103.4, and has waived any objection to such Disclosure Report. Buyer acknowledges and agrees that the matters set forth in the Disclosure Report may change on or prior to the Close of Escrow and that Seller has no obligation to update, modify, or supplement the Disclosure Report. Following the Close of Escrow, Buyer shall be solely responsible for preparing and delivering its own disclosure report to any subsequent prospective buyers of the Property.

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(b)          Release. In consideration of the foregoing, Buyer hereby releases Seller and its direct and indirect members, managers, partners, officers, directors, shareholders, trustors, trustees, beneficiaries, agents, affiliates, employees and successors and assigns from and against any and all complaints, claims, charges, claims for relief, demands, suits, actions and causes of action, whether in law or in equity, which Buyer asserts or could assert at common law or under any statute, rule, regulation, order or law, whether federal, state or local, on any ground whatsoever, whether or not known, suspected, liquidated, contingent or matured, with respect to any event, matter, claim, occurrence, damages or injury (collectively, “Claims”), to the extent arising out of or in connection with the Property. Buyer agrees that there is a risk that subsequent to the execution of this Agreement, Buyer will suffer losses, damages or injuries which are unknown and unanticipated at the time this Agreement is signed. Buyer hereby assumes such risk and agrees that the release contained in this Paragraph 11(b) SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED CLAIMS, AS WELL AS THOSE KNOWN AND ANTICIPATED, AND BUYER DOES HEREBY WAIVE ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SEC. 1542, WHICH SECTION HAS BEEN DULY EXPLAINED AND READS AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

____________

Buyer’s Initials

The foregoing release shall be effective as of the Effective Date and shall be deemed to be remade and reaffirmed as of the Contingency Date and as of the Close of Escrow. Notwithstanding anything stated to the contrary in this Agreement, the foregoing release shall not extend to (and shall expressly exclude) claims arising from (i) Seller’s intentional fraud, (ii) Seller’s breach of its express representations, warranties, covenants and obligations (including indemnity obligations) under this Agreement and the documents executed by Seller upon the Close of Escrow or (iii) any third party breach of contract claims (with respect to contracts to which Seller is a party, but only to the extent of any obligations and liabilities thereunder that were not expressly assumed by Buyer) or third party tort claims brought against Buyer for personal injury, wrongful death or personal property damage, in each case arising out of events occurring during Seller’s ownership of the Property (provided that, in no event will Seller be required to repair or remediate, or pay for the repair or remediation of, physical or environmental conditions on the Property after Close of Escrow). The provisions of this Paragraph 11 shall survive the Close of Escrow.

12.         Seller’s Representations and Warranties. Subject to those matters described in Exhibit "J" attached hereto (the “Disclosure Items"), as to which Seller makes no representations or warranties of any kind and for which Seller shall have no liability or obligation to Buyer of any kind whatsoever, Seller hereby makes the following representations and warranties to Buyer (all of which, to the extent applicable, are qualified by the Disclosure Items):

(a)          Status. Seller is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in the State of California.

(b)          Due Authority. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors' rights generally.

(c)          OFAC Compliance. Neither Seller, nor, to Seller’s actual knowledge, any person or entity who owns an interest in Seller, is a person or entity with whom Buyer is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act” or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti Terrorism Laws”), including without limitation any persons named on the U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) Specially Designated Nationals and Blocked Persons List.

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(d)          Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors against it, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, which remains pending.

(e)          Leases. The Leases in effect as of the Effective Date are identified on Exhibit “K” attached hereto. Seller has provided Buyer with true, correct and complete copies of the Leases, including all amendments thereto. As of the Effective Date, Seller has not received any written notice from any tenant of any uncured default by Seller, as lessor under the Leases. Except as may be disclosed in any estoppel certificate delivered to Buyer pursuant to this Agreement, to Seller’s actual knowledge, as of the Effective Date, there are no uncured material defaults under the Leases.

(f)          Litigation and Condemnation. To Seller’s actual knowledge, (i) there is no litigation pending or threatened against Seller with respect to the Property and (ii) as of the Effective Date, no condemnation or eminent domain proceedings are pending or contemplated against the Property.

(g)          Notices. To Seller’s actual knowledge, Seller has received no written notice from any governmental entity that the Property, or the operation or use of the same, does not comply with any law (including any environmental law), ordinance or regulation in any material respect, which failure of compliance has not been cured.

(h)          Seller Not a Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

Seller’s representations and warranties set forth in this Paragraph 12 shall survive the Close of Escrow for a period of six (6) months subject to the limitations of Paragraph 18(a).

Anything herein to the contrary notwithstanding, but subject to Seller’s obligation to reimburse Buyer for its reasonable out-of-pocket expenses in accordance to the terms and conditions of Paragraph 18(a), if Buyer becomes aware of any information prior to the Close of Escrow which renders any of the above representations and warranties of Seller inaccurate or incomplete, such representations and warranties shall be deemed modified to reflect the disclosure of such information (except for purposes of Paragraph 5(a)(i)). Whenever the phrase “to Seller’s actual knowledge” is used in this Agreement, such phrase shall mean and refer to the present actual knowledge, without taking into account any constructive or imputed knowledge, of Craig Hamburg, the individual within Seller’s organization with the most knowledge of the matters contained herein, without any duty of inquiry or investigation. Buyer acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Buyer. Buyer covenants that it will bring no action of any kind against such individual arising out of these representations and warranties.

13.         Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller:

(a)          Status. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is, or will be as of the Closing Date, qualified to transact business in the State of California.

(b)          Due Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors' rights generally.

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(c)          OFAC Compliance. Neither Buyer, nor any person or entity who owns an interest in Buyer (excluding interests held in publicly traded entities), is a person or entity with whom Seller is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act” or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti Terrorism Laws”), including without limitation any persons named on the U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) Specially Designated Nationals and Blocked Persons List.

(d)          Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors against it, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, which remains pending.

(e)          Principal. Buyer has executed this Agreement as a principal on its own behalf and not as an agent of undisclosed third parties.

The provisions of this Paragraph 13 shall survive the Close of Escrow.

Whenever the phrase “to Buyer’s actual knowledge” is used in this Agreement, such phrase shall mean and refer to the present actual knowledge, without taking into account any constructive or imputed knowledge, of Alan Shapiro, without any duty of inquiry or investigation. Seller acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of Buyer's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Seller. Seller covenants that it will bring no action of any kind against such individual arising out of these representations and warranties.

14.         Seller Covenants. Following the execution of this Agreement and through the Close of Escrow, subject to the occurrence of any casualty or condemnation, Seller covenants to own, operate and maintain its interests in the items comprising the Property in substantially the same manner as presently owned, operated and maintained. In addition, Seller agrees not to enter into any new Lease or contract (but only to the extent that Buyer is required to assume such contract upon the Close of Escrow or such contract will encumber the Real Property from and after the Close of Escrow (each, a “Binding Contract”)) or materially amend or terminate any existing Lease or Binding Contract (except to the extent required to do so under the terms of such existing Lease or Binding Contract or in connection with the enforcement of such Lease or Binding Contract), without obtaining the prior written consent of Buyer, provided that Buyer’s consent shall not be unreasonably withheld or conditioned. In the event that Buyer fails to grant such consent (or notify Seller of its decision to withhold such consent) within three (3) Business Days following its receipt of such request, Buyer shall be deemed to have granted such consent.

15.         Casualty and Condemnation.

(a)          Casualty. If prior to Close of Escrow the Real Property is damaged by fire or other casualty, Seller shall (i) reasonably estimate the cost to repair, (ii) gather all information then available, which is reasonably necessary to determine whether the damage is Material Damage and (iii) provide Buyer with written notice of the repair cost estimate and the Material Damage determination (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

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(i)          Material. In the event of any Material Damage to or destruction of the Real Property or any portion thereof prior to Close of Escrow, Buyer may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of ten (10) Business Days after the date Seller delivers the Casualty Notice to Buyer (and if necessary, the Closing Date shall be extended to give the parties the full ten (10) Business Day period to make such election and to obtain full information regarding any applicable insurance policies). Upon any such termination, the Escrow shall be canceled, this Agreement shall be terminated and become null and void, all parties hereto shall be released from further performance of this Agreement (with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement), and Escrow Holder shall return to Buyer all or any portion of the Deposit deposited with Escrow Holder and shall return to each party any and all documents which such party had deposited with it. If Buyer does not so terminate this Agreement within said ten (10) Business Day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of the Closing Date as provided above), and as of Close of Escrow Seller shall assign to Buyer, without representation or warranty by or recourse against Seller, all of Seller’s rights (if any) in and to any resulting insurance proceeds (and Buyer shall receive a credit at the Close of Escrow in an amount equal to any applicable deductible under any applicable Seller property insurance policy) (excluding any rent loss insurance applicable to any period prior to the Closing Date) due Seller (or previously paid to Seller) as a result of such damage or destruction (less any portion thereof expended by Seller in connection with repairs to the Property) and, as between Seller and Buyer, Buyer shall assume full responsibility for all needed repairs. For purposes of this Agreement, “Material Damage” and “Materially Damaged” mean damage which (A) will cost in excess of an amount equal to $50,000 to repair or (B) permits termination of any Lease by the tenant thereunder or (C) permits the tenant under any Lease to abate its rent under such Lease for a period of six (6) months or longer after the Close of Escrow.

(ii)         Not Material. If the Real Property is not Materially Damaged, then Buyer shall not have the right to terminate this Agreement, and Seller shall assign to Buyer, without representation or warranty by or recourse against Seller, all of Seller’s rights (if any) in and to any resulting insurance proceeds (and Buyer shall receive a credit at the Close of Escrow in an amount equal to any applicable deductible under any applicable Seller property insurance policy) (excluding any rent loss insurance applicable to any period prior to the Closing Date) due Seller (or previously paid to Seller) as a result of such damage or destruction (less any portion thereof expended by Seller in connection with repairs to the Property) and, as between Seller and Buyer, Buyer shall assume full responsibility for all needed repairs.

(b)          Condemnation. If, at any time prior to the Close of Escrow, legal proceedings under power of eminent domain are commenced with respect to all or any portion of the Real Property, then by delivery to Seller of written notice of election within ten (10) Business Days after receipt of written notice of such pending condemnation, Buyer may elect to either (i) terminate this Agreement, or (ii) elect to continue this Agreement in full force and effect, in which event, as of the Close of Escrow, Seller shall assign to Buyer, without representation or warranty by or recourse against Seller, all of Seller’s rights in and to any resulting proceeds and/or claims due Seller (or previously paid to Seller) on account of such condemnation proceedings, and Buyer shall take title to the Property subject to such condemnation proceedings. If Buyer fails to deliver written notice to Seller of Buyer’s election within the time period specified in this Paragraph, Buyer shall be deemed to have elected alternative (ii) above. If Buyer properly delivers written notice to Seller within the time period specified in this Paragraph electing alternative (i) above, the Escrow shall be canceled, this Agreement shall be terminated and become null and void, all parties hereto shall be released from further performance of this Agreement (with the exception of those provisions or paragraphs which recite that they survive termination of this Agreement), and Escrow Holder shall return to Buyer all or any portion of the Deposit deposited with Escrow Holder and shall return to each party any and all documents which such party had deposited with it.

16.         Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be deemed received upon (i) delivery of email on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. the recipient’s time (otherwise, the next following Business Day) (provided that such email contains in all uppercase letters the words “OFFICIAL NOTICE” in the subject line and generates no server-generated response that such delivery was ineffective or delayed), provided that such notice is also simultaneously delivered by one of the methods set forth in clauses (ii) through (v), inclusive; (ii) personal delivery; (iii) confirmed telecopy delivery on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. the recipient’s time (otherwise, the next following Business Day); (iv) one (1) Business Day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service prior to the specified delivery deadline for next day service, specifying an address to which such courier makes overnight deliveries; or (v) three (3) Business Days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, addressed to the applicable party at the addresses set forth below:

To Seller:	GROVE STREET HAYES VALLEY LLC
c/o DDG Partners LLC
60 Hudson Street, 18th Floor
New York, New York 10013
Attention: William M. Kluczkowski
Email: wmk@ddgpartners.com
Telephone: (212) 612-3248
Facsimile: (212) 612-3260

16

and:	GROVE STREET HAYES VALLEY LLC
c/o DM Development
448 Linden Street
San Francisco, California 94102
Attention: Mark MacDonald
Email: mark.macdonald@dm-dev.com
Telephone: (415) 692-5062
Facsimile: (415) 693-4454

with a copy to:	Cox, Castle & Nicholson LLP
50 California Street, Suite 3200
San Francisco, California 94111
Attention: Kevin J. Crabtree
Email: kcrabtree@coxcastle.com
Telephone: (415) 262-5155
Facsimile: (415) 262-5199

To Buyer:	SRT SF Retail I, LLC
c/o Glenborough LLC
400 South El Camino, 11th Floor
San Mateo, CA 94402-1708
Attention: Alan Shapiro
Email: alan.shapiro@glenborough.com
Telephone: (650) 343-9300
Facsimile: (650) 343-9690

with a copy to:	SRT SF Retail I, LLC
c/o Glenborough LLC
400 South El Camino, 11th Floor
San Mateo, CA 94402-1708
Attention: G. Lee Burns, Jr.
Email: chip.burns@glenborough.com
Telephone: (650) 343-9300
Facsimile: (650) 343-9690

To Escrow Holder:	First American Title Insurance Company
National Commercial Services
101 Mission Street, Suite 1600
San Francisco, California 94105
Attention: Heather Kucala
Email: hkucala@firstam.com
Telephone: (415) 837-2295
Facsimile: (714) 481-2576
Escrow No. NCS-787084

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16. Notice given by counsel for a party shall be deemed to be notice given by such party and shall be effective when delivered to the other party as provided above, or when delivered to counsel for the other party, with a copy to the other party identified above.

17.         Commissions. If the Close of Escrow occurs, Seller shall pay a broker’s commission directly to, Retail West Inc. (“Broker”) pursuant to a separate agreement with Broker. In the event of any claims for additional advisor’s, brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then as a covenant which shall survive the termination of this Agreement or the Close of Escrow, Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

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18.         Legal and Equitable Enforcement of this Agreement.

(a)          Default by Seller. IN THE EVENT THE CLOSE OF ESCROW DOES NOT OCCUR BY REASON OF ANY DEFAULT BY SELLER (OR ANY DEFAULT BY EITHER OF THE OTHER SELLERS UNDER THE OTHER PURCHASE AGREEMENTS), BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY (BUT WITHOUT LIMITING THE AVAILABLE REMEDIES OF BUYER UNDER THE OTHER PURCHASE AGREEMENTS), TO EITHER (1) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT AND SELLER SHALL REIMBURSE BUYER FOR ITS REASONABLE OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT IN AN AMOUNT NOT TO EXCEED THIRTY THOUSAND DOLLARS ($30,000), OR (2) BRING AN ACTION FOR SPECIFIC PERFORMANCE. IF BUYER FAILS TO BRING AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THIRTY (30) DAYS FOLLOWING THE CLOSING DATE, BUYER SHALL BE DEEMED TO HAVE ELECTED TO TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT AND SUCH OUT-OF-POCKET EXPENSE REIMBURSEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY EXHIBITS ATTACHED HERETO OR IN ANY DOCUMENTS EXECUTED OR TO BE EXECUTED IN CONNECTION HEREWITH (COLLECTIVELY, INCLUDING THIS AGREEMENT, SAID EXHIBITS AND ALL SUCH DOCUMENTS, THE “PURCHASE DOCUMENTS”), IT IS EXPRESSLY UNDERSTOOD AND AGREED BY AND BETWEEN THE PARTIES HERETO THAT: (I) SELLER SHALL HAVE NO LIABILITY FOR, BUYER AND ITS SUCCESSORS AND ASSIGNS SHALL BE DEEMED TO HAVE WAIVED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM, AND BUYER AND ITS SUCCESSORS AND ASSIGNS SHALL OTHERWISE HAVE NO RECOURSE AGAINST SELLER WITH RESPECT TO, ANY BREACH OR ALLEGED BREACH BY OR ON THE PART OF SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, UNDERTAKING, INDEMNITY OR AGREEMENT CONTAINED IN ANY OF THE PURCHASE DOCUMENTS (COLLECTIVELY, “SELLER’S UNDERTAKINGS”) OCCURRING PRIOR TO THE CLOSE OF ESCROW (PROVIDED THAT BUYER HAD ACTUAL KNOWLEDGE OF SUCH BREACH OR ALLEGED BREACH PRIOR TO THE CLOSE OF ESCROW BUT NEVERTHELESS ELECTED TO PROCEED WITH THE CLOSE OF ESCROW), (II) SELLER SHALL HAVE NO LIABILITY FOR, BUYER AND ITS SUCCESSORS AND ASSIGNS SHALL BE DEEMED TO HAVE WAIVED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM, AND BUYER AND ITS SUCCESSORS AND ASSIGNS SHALL OTHERWISE HAVE NO RECOURSE AGAINST SELLER WITH RESPECT TO, ANY BREACH OR ALLEGED BREACH BY OR ON THE PART OF SELLER OF ANY OF SELLER’S UNDERTAKINGS OCCURRING (A) AFTER THE CLOSE OF ESCROW OR (B) PROVIDED THAT BUYER DID NOT HAVE KNOWLEDGE OF SUCH BREACH OR ALLEGED BREACH PRIOR TO THE CLOSE OF ESCROW, PRIOR TO THE CLOSE OF ESCROW (COLLECTIVELY, “BUYER’S POST-CLOSING CLAIMS”), UNLESS BUYER HAS DELIVERED TO SELLER WRITTEN NOTICE THAT BUYER IS SEEKING RECOURSE WITH RESPECT THERETO (THE “RECOURSE NOTICE”) AFTER THE CLOSE OF ESCROW BUT ON OR BEFORE THE DATE THAT IS SIX (6) MONTHS FOLLOWING THE CLOSE OF ESCROW AND BUYER HAS FILED SUIT WITH RESPECT THERETO WITHIN THIRTY (30) DAYS AFTER BUYER’S DELIVERY OF THE RECOURSE NOTICE, (III) THE RECOURSE OF BUYER AND ITS SUCCESSORS OR ASSIGNS AGAINST SELLER WITH RESPECT TO BUYER’S POST-CLOSING CLAIMS SHALL BE LIMITED TO AN AMOUNT NOT TO EXCEED ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) IN THE AGGREGATE (PLUS ANY AWARD FOR BROKER’S COMMISSIONS AS DESCRIBED IN PARAGRAPH 17 OR PROFESSIONAL FEES AS DESCRIBED IN PARAGRAPH 21(e)), PROVIDED HOWEVER, BUYER SHALL HAVE NO RIGHT TO FILE SUIT FOR RECOURSE WITH RESPECT TO BUYER’S POST-CLOSING CLAIMS UNLESS AND UNTIL THE AGGREGATE AMOUNT OF SUCH RECOURSE EXCEEDS twenty thousand DOLLARS ($20,000); PROVIDED FURTHER, THAT IN THE EVENT ANY JUDGMENT AGAINST SELLER FOR RECOURSE WITH RESPECT TO BUYER’S POST-CLOSING CLAIMS (EXCLUSIVE OF ANY AWARD FOR PROFESSIONAL FEES AS DESCRIBED IN PARAGRAPH 21(e)) IS FOR AN AMOUNT LESS THAN TWENTY thousand DOLLARS ($20,000), THEN SELLER SHALL BE DEEMED TO BE THE PREVAILING PARTY (INCLUDING WITHOUT LIMITATION FOR THE PURPOSES OF PARAGRAPH 21(e)) AND SELLER SHALL HAVE NO LIABILITY THEREFOR; (IV) NO PERSONAL LIABILITY OR PERSONAL RESPONSIBILITY OF ANY SORT WITH RESPECT TO ANY OF SELLER’S UNDERTAKINGS OR ANY BREACH OR ALLEGED BREACH THEREOF IS ASSUMED BY, OR SHALL AT ANY TIME BE ASSERTED OR ENFORCEABLE AGAINST, SELLER EXCEPT AS EXPRESSLY PROVIDED IN SUBPARAGRAPHS (II) AND (III) ABOVE, AND (V) NO PERSONAL LIABILITY OR PERSONAL RESPONSIBILITY OF ANY SORT WITH RESPECT TO ANY OF SELLER’S UNDERTAKINGS OR ANY BREACH OR ALLEGED BREACH THEREOF, IS ASSUMED BY, OR SHALL AT ANY TIME BE ASSERTED OR ENFORCEABLE AGAINST ANY OF SELLER’S DIRECT OR INDIRECT MEMBERS, MANAGERS, PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, TRUSTORS, BENEFICIARIES, TRUSTEES OR REPRESENTATIVES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL SELLER BE LIABLE TO BUYER FOR ANY PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES.

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(b)          Default by Buyer. IN THE EVENT THE CLOSE OF ESCROW DOES NOT OCCUR BY REASON OF ANY DEFAULT BY BUYER (OR ANY DEFAULT BY BUYER UNDER THE OTHER PURCHASE AGREEMENTS), BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF SUCH A DEFAULT BY BUYER IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR SUCH BREACH, AN AMOUNT EQUAL TO THE DEPOSIT, AND ANY INTEREST ACCRUING THEREON. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR SUCH A BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES WITH RESPECT TO SUCH A BREACH BY BUYER BEING HEREIN EXPRESSLY WAIVED BY SELLER. UPON SUCH A DEFAULT BY BUYER, THIS AGREEMENT SHALL BE TERMINATED AND, EXCEPT FOR THOSE PROVISIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 18(b) TO THE CONTRARY, IN THE EVENT OF A TERMINATION OF THIS AGREEMENT, SELLER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER IS ASSERTING ANY CLAIMS OR RIGHT TO THE PROPERTY THAT WOULD OTHERWISE DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY. IF CLOSE OF ESCROW IS CONSUMMATED, SELLER SHALL HAVE ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY IN THE EVENT BUYER FAILS TO PERFORM ANY OBLIGATION OF BUYER UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING IN THIS PARAGRAPH 18(b) TO THE CONTRARY, THE FOREGOING SHALL IN NO EVENT LIMIT BUYER’S OBLIGATIONS UNDER PARAGRAPHS 4(d), 17, 20, 21(e) and 21(m) AND/OR SELLER’S RIGHTS AND REMEDIES IN CONNECTION THEREWITH.

(c)          Survival. THE PROVISIONS OF THIS PARAGRAPH 18 SHALL SURVIVE THE CLOSE OF ESCROW AND ANY TERMINATION OF THIS AGREEMENT.

____________	____________
Buyer’s Initials	Seller’s Initials

19.         Assignment. Prior to the Close of Escrow, Buyer shall not directly or indirectly assign, transfer or convey its rights and obligations under this Agreement or in the Property without the prior written consent of Seller (in its sole and absolute discretion), and any purported assignment, transfer or conveyance without such consent of Seller shall be null and void. Any approved assignee shall succeed to all of Buyer’s rights and remedies hereunder. Notwithstanding the foregoing, Buyer shall have the right to assign all of its right, title and interest in and to this Agreement (partial assignments shall not be permitted) to any Affiliate of Buyer; provided that (1) such assignment includes an assumption by the assignee of all of Buyer’s obligations under this Agreement, including a remaking of all of Buyer’s representations and warranties in this Agreement in favor of Seller, and is otherwise in form reasonably approved by Seller, and (2) Buyer delivers notice of such assignment, together with a copy of such fully executed assignment, and an affidavit, or such proofs as are reasonably required by Seller to establish that any purported assignment of this Agreement complies with the provisions hereof, to Seller not later than seven (7) Business Days prior to the Closing Date. Notwithstanding the foregoing, no such assignment shall relieve Buyer from its liability under this Agreement.

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20.         Confidentiality. Buyer agrees that it shall keep confidential the information contained in the materials delivered or provided for inspection by Seller pursuant to the terms of this Agreement or otherwise obtained by Buyer in the conduct of its Due Diligence, that it shall use such information only to evaluate the acquisition of the Property from Seller and not in a manner which has an adverse effect on Seller, and that it shall not disclose such information to any third parties (except as may be required by applicable law), except that Buyer shall have the right to provide such information to its lenders, consultants, attorneys and prospective investors in connection with Buyer’s acquisition of the Property (provided that Buyer shall instruct the aforesaid parties to maintain the confidentiality of such information). If the transaction contemplated by this Agreement is not consummated for any reason, Buyer promptly shall destroy, and instruct its representatives, consultants, attorneys, lenders, and prospective investors to destroy, all Seller’s Documents and all other copies and originals of information and materials previously provided for inspection by Seller to Buyer. The provisions of this Paragraph 20 shall survive any termination of this Agreement.

21.         Miscellaneous.

(a)          Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

(b)          Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(c)          Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(d)          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

(e)          Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all reasonable out-of-pocket costs and expenses of the action or suit, including reasonable out-of-pocket attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom.

(f)          Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

(g)          Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the material terms, obligations or provisions hereof (including, without limitation, the obligation to timely fund the Initial Deposit on or before the Initial Deposit Deadline pursuant to Paragraph 2(a), the obligation to timely fund the Additional Deposit pursuant to Paragraph 2(a) and the obligation to timely fund the balance of the Purchase Price (as adjusted by Buyer’s share of expenses and prorations) pursuant to Paragraph 2(b)) by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

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(h)          Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action shall be taken on the next succeeding Business Day. For purposes of this Agreement, the term “Business Day” shall mean any day other than Saturday, Sunday or any day upon which banks in the State of California are required or permitted to be closed. For purposes of this Agreement, “Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity. For purposes of this Agreement, “Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question, whether by the ownership of voting securities, contract or otherwise.

(i)          Authority. The individuals signing below represent and warrant that they have the requisite authority to bind the entities on whose behalf they are signing.

(j)          Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

(k)          Further Assurances. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder to carry out the interest of the parties hereto.

(l)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)          No Recordation or Lis Pendens.

(i)          THE PARTIES HERETO AGREE THAT NEITHER THIS AGREEMENT NOR ANY MEMORANDUM OR NOTICE HEREOF SHALL BE RECORDED, AND, EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 21(m)(ii), BUYER AGREES NOT TO FILE ANY LIS PENDENS OR OTHER INSTRUMENT AGAINST THE PROPERTY IN CONNECTION HEREWITH. IN FURTHERANCE OF THE FOREGOING, BUYER (I) ACKNOWLEDGES THAT THE FILING OF A LIS PENDENS OR OTHER EVIDENCE OF BUYER’S RIGHTS OR THE EXISTENCE OF THIS AGREEMENT AGAINST THE PROPERTY, COULD CAUSE SIGNIFICANT MONETARY AND OTHER DAMAGES TO SELLER AND (II) HEREBY INDEMNIFIES SELLER FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE ENFORCEMENT OF THE FOREGOING INDEMNIFICATION OBLIGATION) ARISING OUT OF THE BREACH BY BUYER OF ANY OF BUYER’S OBLIGATIONS UNDER THIS PARAGRAPH 21(m).

(ii)         NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 21(m)(i) ABOVE, BUYER SHALL HAVE THE RIGHT TO FILE A LIS PENDENS AGAINST THE PROPERTY SOLELY UNDER CIRCUMSTANCES UNDER WHICH BUYER IS IN GOOD FAITH SEEKING SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS HEREUNDER, PROVIDED (A) BUYER FILES SUCH CLAIM WITHIN THIRTY (30) DAYS AFTER THE EARLIER OF (X) THE DATE ON WHICH SELLER PURPORTS TO TERMINATE THIS AGREEMENT OR BUYER ALLEGES THAT SELLER HAS DEFAULTED HEREUNDER OR (Y) THE CLOSING DATE AND (B) IF IT IS ULTIMATELY DETERMINED BY A COURT ORDER THAT BUYER WAS NOT ENTITLED TO SPECIFIC PERFORMANCE UNDER THIS AGREEMENT OTHER THAN AS A RESULT OF ANY WRONGFUL ACT BY SELLER MAKING SPECIFIC PERFORMANCE IMPRACTICABLE OR IMPOSSIBLE, BUYER SHALL, AND HEREBY DOES, INDEMNIFY AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE ENFORCEMENT OF THE FOREGOING INDEMNIFICATION OBLIGATION) ARISING OUT OF THE FILING OF SUCH LIS PENDENS BY BUYER (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES INCURRED BY SELLER AS A RESULT THEREOF).

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(iii)        THE PROVISIONS OF THIS PARAGRAPH 21(m) SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

_____________	_____________
BUYER’S INITIALS	SELLER’S INITIALS

(n)          THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL IT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

SELLER:

GROVE STREET HAYES VALLEY LLC,
a Delaware limited liability company

By:	DM Development Partners, LLC,
a California limited liability company, Its Manager

By:
Name:
Title:

By:	DDG California LLC,
a Delaware limited liability company, Its Manager

	By:	DDG Partners LLC,
a Delaware limited liability company,
Its Member

By:
Name:
Title:

BUYER:

SRT SF RETAIL I, LLC,
a Delaware limited liability company

By:
Name:
Title:

S-1

ACCEPTANCE BY ESCROW HOLDER

First American Title Insurance Company acknowledges that it has received a fully executed copy of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: May ___, 2016

first american Title Insurance Company

By:
Name:
Title:

S-2

EXHIBIT “A”

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

A CONDOMINIUM COMPRISED OF

PARCEL ONE:

CONDOMINIUM UNIT C-1 (LOT NO. 104) OF PARCEL A OF FINAL MAP 7986, FILED JANUARY 7, 2015 IN BOOK 126 OF CONDOMINIUM MAPS, PAGES 85, 86 AND 87, OFFICIAL RECORDS OF SAN FRANCISCO COUNTY RECORDS (“OFFICIAL RECORDS”), AS SUCH UNIT IS SHOWN ON THE CONDOMINIUM PLAN (“PLAN”), ATTACHED AS AN EXHIBIT TO THE DECLARATION OF RESTRICTIONS AND CONDOMINIUM PLAN FOR 400 GROVE STREET (“DECLARATION”), RECORDED MARCH 18, 2015, SERIES NO. 2015-K034558, OFFICIAL RECORDS, AND ANY AMENDMENTS AND/OR ANNEXATIONS RECORDED PURSUANT THERETO.

PARCEL TWO:

AN UNDIVIDED 6.719% INTEREST AS TENANT IN COMMON IN AND TO THE COMMON AREA LYING WITHIN SAID PARCEL A OF FINAL MAP 7986, AS SHOWN ON THE PLAN AND DEFINED IN THE DECLARATION, EXCEPTING THEREFROM THE FOLLOWING:

A. ALL CONDOMINIUM UNITS SHOWN ON THE PLAN AND DESCRIBED IN THE DECLARATION.

PARCEL THREE:

NON-EXCLUSIVE EASEMENTS FOR USE, ENJOYMENT, INGRESS, EGRESS AND SUPPORT IN AND TO THE COMMON AREA, AS SHOWN ON THE PLAN AND DESCRIBED IN THE DECLARATION, FOR THE BENEFIT OF PARCEL ONE HEREINABOVE.

PARCEL FOUR:

EXCLUSIVE USE EASEMENTS, AS SHOWN ON THE PLAN AND DESCRIBED IN THE DECLARATION, APPURTENANT TO PARCEL ONE HEREINABOVE FOR THE POSSESSION, USE AND ENJOYMENT OF:

A. EXCLUSIVE USE FOR COMMERCIAL MECHANICAL SPACE E-C

Assessor's Lot 103; Block 0793 (portion)

A-1

EXHIBIT “B”

LIST OF SELLER’S DOCUMENTS

400 Grove 100% CD Arch Plan Set

ALTA Survey

Executed First Source Agreement

Recorded NSR - Conditions of Approval

CC&R's 2015-K034558

Final Map

Geotechnical Report

Little Gem Executed Lease

Phase II Report

TCO Renewal 1.28.16

Phase I Environmental Site Assessment

HOA Budget - Final

Recorded NSR - Variance

Preliminary Title Report Suite C-1

DDG Property Management Agreement 2015 - 2016

TCO 10.01.15

FATCO Title Insurance Commitment / PTR (hyperlinked) – effective date March 17, 2016

HOA Insurance Certificates

Tenant Insurance Certificates

Recent Property Tax Bills

Tenant Contact List

HOA Actuals (prior years)

HOA Budget (2016)

Warranties

HOA Reserve Study (if any)

Tenant Financials

B-1

EXHIBIT “C”

FORM OF ESTOPPEL CERTIFICATE

To:

Dated:

Re:	Lease Pertaining to _________________________ (the “Property”)

Ladies and Gentlemen:

The above addressee (“Buyer”) has entered into an agreement to acquire the Property. The undersigned, as tenant (“Tenant”) acknowledges the right of Buyer to rely upon the statements and representations of the undersigned contained in this certificate, and further acknowledges that Buyer will be acquiring the Property in material reliance on this certificate. Given the foregoing, Tenant hereby certifies and represents to Buyer and its lender, Keybank National Association (and its and their successors and assigns), and Landlord (and its successors and assigns) with respect to the above-described Lease, as follows (if any blanks do not apply, simply state “None”):

1.	Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Property which is dated [_____________], and includes the following amendments: [Describe Lease and amendments]

2.	The name of the current landlord (“Landlord”) is: ___________________________________.

3.	The Lease is for the following portion of the Property (the “Premises”): That certain space identified as [__________] having approximately [___________] of rentable square feet.

4.	The initial term of the Lease commenced on [_________] and shall expire on [__________], unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): [_________].

5.	The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Premises, and is in full force and effect.

6.	As of the date hereof, Tenant is occupying the Premises and is paying rent on a current basis under the Lease.

(a)	The minimum monthly or base rent currently being paid by Tenant for the Premises pursuant to the terms of the Lease is [________] per month and has been paid through _____, 2016.

(b)	Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through [________] and the amount of Percentage Rent for [________] was [________].

(c)	Common area maintenance, taxes, insurance and other charges (the “Reimbursables”) due under the Lease, currently in the amount of $__________ per month, have been paid through [________].

7.	Tenant has accepted possession of the Premises, and all construction to be performed by Landlord for the Premises under the Lease has been completed in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state): __________________________________________________________________________.

8.	The Premises shall be expanded by the addition of the following space on the dates hereinafter indicated (if none, so state): ____________________________________________________________________________.

C-1

9.	No default or event that with the passage of time or notice would constitute a default on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of the Tenant.

10.	No default or event that with the passage of time or notice would constitute a default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

11.	Tenant has no option or right to purchase all or any part of the Property.

12.	Tenant has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

13.	Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): _____________________________________________________________.

14.	Tenant has received no notice that, and has no knowledge that, hazardous substances are being generated, used, handled, stored or disposed of by Tenant on the Premises or on the Property in violation of any applicable laws, rules or regulations or the terms of the Lease.

15.	No rentals are accrued and unpaid under the Lease, except for Percentage Rent, if any, or Reimbursables, if any, which are not yet due and payable.

16.	No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of [________] which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

17.	Tenant has no defense, setoff, claim or counterclaim as to its obligations under the Lease, and to date has not asserted any rights of setoff, claim or counterclaim against Landlord.

18.	Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except as follows (if none, so state): _______________________________________________________________________________.

19.	The undersigned is authorized to execute this Tenant Estoppel on behalf of Tenant.

Dated: ___________________, 2016

Very truly yours,

TENANT:
[___________________________________]
[___________________________________]

By:
Name:
Its:

C-2

GUARANTOR CERTIFICATION

The undersigned (“Guarantor”) certifies to Buyer, its lender and their successors and assigns that he/she/it is guarantor of the Lease described in the attached Estoppel Certificate pursuant to a Guaranty dated____________, 20__ (the “Guaranty”). The Guarantor certifies that the Guaranty remains in full force and effect, and that guarantor has no offsets or defenses or counterclaims with respect thereto. Guarantor further certifies that, to its knowledge, each statement of Tenant set forth in the attached Estoppel Certificate is true, correct and complete. Guarantor acknowledges that Landlord, Buyer and its lender are relying upon the accuracy of the statements in this Guarantor Certification.

Signed by Guarantor on:	GUARANTOR:

_______________, 2016	[___________________________________]
[___________________________________]

By:
Name:
Its:

C-3

EXHIBIT “D”

RECORDING REQUESTED BY
AND WHEN RECORDING MAIL TO:

(Above Space for Recorder’s Use Only)

GRANT DEED

The Undersigned Grantor(s) Declare(s): DOCUMENTARY TRANSFER TAX is $____________, computed on full value of the property conveyed; City and County of San Francisco, State of California;

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _____________________, a ______________________ (“Grantor”), hereby GRANTS to ________________, a _________ __________________, the following described real property (the “Property”) located in the City and County of San Francisco, State of California: See Exhibit “A” attached hereto.

SUBJECT TO:

1.          Taxes and assessments.

2.          All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters whether or not of record or visible from an inspection of the Property and all matters which an accurate survey of the Property would disclose.

D-1

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the ___ day of ____________, 2016.

GRANTOR:

_____________________________,
a _____________________

By:
Name:
Title:

D-2

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
county of	)

On ______________, 2016 before me, _____________________________________________
(insert name and title of the officer),

personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

[Seal]

D-3

EXHIBIT “A” to Grant deed

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF San Francisco, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

D-4

EXHIBIT “E”

BILL OF SALE

THIS BILL OF SALE is made this ______ day of _____________, 2016 by ________________, a ___________________ (“Seller”), to ________________, a ___________________ (“Buyer”).

RECITALS :

A.            Seller and Buyer are parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of _____________, 2016 (the “Purchase Agreement”) for the purchase and sale of certain real property more particularly described therein (the “Real Property”). Each capitalized term not defined herein shall have the respective meaning given to that term in the Purchase Agreement.

B.           The Purchase Agreement provides, in part, that Seller shall transfer to Buyer all of Seller’s right, title and interest, if any, in and to any tangible personal property owned by Seller and located on the Real Property, excluding any such property which is owned by any tenant or integrated with the property manager’s operation of other properties (“Personal Property”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver (collectively, “Transfer”) to Buyer, and Buyer accepts, all of Seller’s right, title and interest, if any, in and to the Personal Property.

1.          SELLER’S RIGHT, TITLE AND INTEREST IN AND TO THE PERSONAL PROPERTY, IF ANY, IS BEING TRANSFERRED ON AN “AS IS” BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PROPERTY TRANSFERRED HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY: (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.

2.          This Bill of Sale shall be binding upon and inure to the benefit of the respective successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

3.          If any party hereto brings any action or suit against the other party hereto by reason of any breach of any covenant, agreement or provision on the part of the other party set forth in this Bill of Sale, the prevailing party shall be entitled to recover from the other party all reasonable out-of-pocket costs and expenses of the action or suit, including reasonable out-of-pocket attorneys’ fees, charges and costs, in addition to any other relief to which it may be entitled.

4.          This Bill of Sale may be executed in counterparts, each of which shall be an original, and all of which, together, shall constitute one and the same instrument.

E-1

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the day and year first above written.

Seller:

____________________________,
a __________________________

By:
Name:
Title:

E-2

EXHIBIT “F”

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made this _____ day of ______________, 2016, by and between ___________________________, a __________________________ (“Assignor”), and _________________, a _____________________ (“Assignee”).

WITNESSETH:

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) dated as of ______________, 2016, respecting the sale of certain “Property” (as described in the Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, under the Agreement, Assignor is obligated to assign to Assignee, to the extent transferable by Assignor, all of Assignor’s right, title and interest, if any, in and to all Intangible Property, those Leases listed on Exhibit “A” attached hereto (the “Leases”), and those Contracts listed on Exhibit “B” attached hereto (the “Contracts”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, except as otherwise provided in Paragraph 9 of the Agreement, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee, to the extent transferable by Assignor, all of Assignor’s estate, right, title and interest in and to the Intangible Property, the Leases and the Contracts, and Assignee hereby accepts such assignment.

By acceptance of this Assignment, Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Leases and Contracts to the extent of those obligations first arising or accruing on or after the date of this Assignment.

In the event any party hereto institutes any action or proceeding against the other party with regard to this Assignment, the prevailing party in such action shall be entitled to recover, in addition to the cost of the suit, its reasonable out-of-pocket attorneys’ fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment may be executed in any number of counterparts, each of which shall be an original, and all of which, together, shall constitute one and the same instrument.

The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder to carry out the interest of the parties hereto.

F-1

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

Assignor:

______________________________,
a ___________________________

By:
Name:
Title:

Assignee:

_________________________________,
a _______________________________

By:
Name:
Title:

F-2

EXHIBIT “A” TO GENERAL ASSIGNMENT

F-3

EXHIBIT “B” TO GENERAL ASSIGNMENT

F-4

EXHIBIT “G”

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform _________________, a __________________________ (“Transferee”), that withholding of tax is not required upon the disposition of a United States real property interest by ________________, a ____________________ (“Transferor”), Transferor hereby certifies the following:

1.          The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.          The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code;

3.          The Transferor’s U.S. employer identification number is __________; and

4.          The Transferor’s office address is ______________________________.

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date: _______________, 2016

TRANSFEROR:

___________________________,
a ________________________

By:
Name:
Title:

G-1

EXHIBIT “H”

FORM OF TENANT NOTICE LETTER

___________________________, 2016

Re:	Your lease (the “Lease”) of space in the building located at [______________________], in the City and County of San Francisco, State of California (the “Building”)

Ladies and Gentlemen:

You are hereby notified that ________________________, a __________________ (the “Owner”), as owner of the Building and the current owner of the landlord’s interest under the Lease, has sold the Building to _________________ (“Buyer”) as of the date of this letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and the security deposits held by it thereunder to Buyer, and Buyer has assumed and agreed to perform all of the landlord’s obligations under the Lease (including any obligations set forth in the Lease to repay or account for such security deposits) from and after such date. Accordingly, (a) all of your obligations under the Lease from and after the date of this letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (b) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any such security deposits thereunder) from and after the date of this letter shall be the binding obligations of Buyer and its successors and assigns.

The address of Buyer for purposes of payments or rentals under the Lease is:

Facsimile No.
Telephone No.

All inquiries regarding your Lease and the leased premises should be made to ______________ at the following address:

Facsimile No.
Telephone No.

H-1

Very truly yours,

Owner:

_______________________,
a _______________________

By:
Name:
Title:

H-2

EXHIBIT “I”

Owner’s Affidavit

San Francisco County, California

Order/File No. _________________________

That certain real property described on Exhibit “A” attached hereto (the “Real Property”)

OWNER’S DECLARATION

The undersigned (hereafter “Owner”) does hereby state that the following facts and statements are true and correct to its actual knowledge:

1.          That the person executing this Declaration is fully authorized and qualified to make this Declaration on Owner’s behalf;

2.          That during the period of ninety (90) days immediately preceding the date of this declaration no work has been done and no materials have been furnished in connection with the erection, repair, protection or removal of any building or other structure on the Real Property or in connection with the improvement of the Real Property, except ________________________________________________.

3.          That the Real Property is currently in use as a retail condominium; and that the following are all of the persons or entities having leases or other occupancy rights affecting the Real Property: See Exhibit “B” attached hereto.

4.          That there are no outstanding options or rights of first refusal to purchase the Real Property.

5.          Seller is not a wholesaler or retailer of perishable agricultural commodities, produce, poultry, poultry products, livestock or meat products, and has no direct or indirect relationship (other than the relationship of landlord to tenant) to the following tenants currently occupying portions of the Property: [ADD RESTAURANTS, GROCERS, FOOD/PERISHABLE VENDORS].

This declaration is made with the intention that First American Title Insurance Company (the “Company”) and its policy issuing agents will rely upon it in issuing their title insurance policies and endorsements. Owner agrees to indemnify the Company against loss or damage (including attorneys’ fees, expenses, and costs) incurred by the Company as a result of any statement made herein by Owner, as qualified by Owner’s actual knowledge, being untrue.

I-1

Owner declares under penalty of perjury that the foregoing is true and correct to its actual knowledge.

Dated this ____ day of __________, 2016.

Owner:

______________________________,
a __________________________

By:
Name:
Title:

I-2

EXHIBIT “A” to Owner’s Affidavit

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

I-3

EXHIBIT “B” to Owner’s Affidavit

I-4

EXHIBIT “J”

LIST OF SELLER DISCLOSURES

See attached.

J-1

EXHIBIT “K”

LIST OF LEASES

Lease dated March 30, 2015 with F2 Founders, LLC

K-1

EXHIBIT “L”

Intentionally deleted

L-1

EXHIBIT “M”

FORM OF CC&R ESTOPPEL CERTIFICATE

[SUBJECT TO REVISION FOLLOWING REVIEW OF CC&Rs]

To:

Dated:

Re: Declaration of Covenants and Restrictions of the ______________ Association dated as of _______________, recorded in the Official Records of San Francisco County, California (the “Official Records”) on _____________ as Instrument No. ____________ (the “Original CC&Rs”), as amended or assigned by (a) that certain ___________________ of the _____________ Association dated as of _______________, recorded in the Official Records on __________ as Instrument No. __________, and (b) that certain Assignment of ___________ dated _____________, recorded in the Official Records on _______________ as Instrument No. ____________ (as amended and assigned, the “CC&Rs”)

Ladies and Gentlemen:

The undersigned (the “Association”) has the full right, power and authority to execute and deliver this estoppel certificate. Terms not otherwise defined herein shall have the meaning given thereto in the CC&Rs. The property more particularly described in Exhibit A attached hereto (the “Property”) is currently owned by __________________ (“Owner”) and is subject to the CC&Rs and is part of the planned unit development of which the Property is a part (the “CID”). The undersigned understands that the above addressee (“Buyer”) intends to acquire the Property and will be relying on this estoppel certificate in doing so. Accordingly, as of the date hereof, the undersigned, in accordance with Section ________ of the Original CC&Rs, hereby certifies and represents to Buyer, and its lender, Keybank National Association (and its and their successors and assigns), and Owner (and its successors and assigns), as follows:

1.          The CC&Rs are valid, enforceable, and in full force and effect and have not been modified, supplemented, amended, terminated or superseded except as expressly set forth above.

2.          True, correct and complete copies of the [Association Documents] [TO BE DEFINED] are attached hereto as Exhibit B. The Association Documents are in full force and effect and have not been modified, supplemented, amended, terminated or superseded except as expressly set forth above.

3.          There are no use agreements, maintenance agreements or other agreements regarding use rights and maintenance obligations between the Association and the original Declarant under the CC&Rs (or any successor thereto) that is currently in force affecting the Property, other than the following:_______________________________________________________________________.

4.          To the Association’s actual knowledge, there are no defaults existing under the CC&Rs as the same apply to the Property.

5.          As of the date hereof, the aggregate amount of the fees, assessments, maintenance expenses, and other charges which are or could become a lien or encumbrance on or against the Property or an obligation of Owner is $________ and such fees, maintenance expenses and other charges have been paid through ________________, 2016.

6.          Association is presently entitled to no offsets, credit, or claims against assessments owed under the CC&Rs with respect to the Property.

7.          There are no liens being asserted or capable of being asserted against the Property by the undersigned under the CC&Rs.

M-1

8.          The CID is a mixed use residential and commercial project governed jointly under the CC&R’s by the Association.

9.          No tenant or owner within the CID has asserted or alleged any claim related to any defect in the construction or condition of any part of the common area of the CID or any improvements comprising part of the CID.

10.         All insurance required under the CC&R’s is in full force and effect. The owner of the Property is an additional insured under such insurance to the extent of its interest in the Property.

11.         There is no pending or to the knowledge of the Association, threatened litigation, arbitration or other dispute resolution proceeding involving the CID or under the CC&R’s, except as follows: __________________________________________________.

12.         No special assessments or levies under the CC&R’s have been adopted by the Association and to the Association’s knowledge no such special assessment or levy is contemplated.

13.         Attached hereto as Exhibit C are: (i) a true and correct copy of the [HOA Budget] for calendar year 2016, (ii) a true and correct copy of the [HOA 2015 Income and Expense Statement], and (iii) a true and correct copy of [Reserve Study].

Each individual executing this estoppel certificate represents and warrants that such individual has been duly and validly authorized to do so. This estoppel certificate shall be binding on the undersigned and its successors and assigns and shall inure to the benefit of Buyer, and its lender, Keybank National Association (and its and their successors and assigns), and Owner (and its successors and assigns).

_______________________
a _______________________

By:

Name:

Title:

M-2

EXHIBIT A

LEGAL DESCRIPTION

M-3

EXHIBIT B

COPIES OF ASSOCIATION DOCUMENTS

M-4

EXHIBIT C

COPIES OF ASSOCIATION FINANCIAL DOCUMENTS

M-5

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

by and between

Grove Street Hayes Valley LLC, as Seller,

and

SRT SF Retail I, LLC, as Buyer

-i-

Glossary

Additional Deposit	2
Affiliate	21
Agreement	1
Approval Notice	4
Association	3
Bill of Sale	7
Business Day	21
Buyer	1
BUYER’S POST-CLOSING CLAIMS	18
Claims	13
Close of Escrow	7
Closing Date	2
Consultant	4
Contingency Date	3
Current Tax Year	9
Deed	7
Deposit	2
Disclosure Items	13
Disclosure Report	12
Due Diligence	3
Effective Date	1
Escrow Holder	1
Escrow Instructions	2
Excluded Documents	2
General Assignment	7
Governmental Regulations	11
Hazardous Materials	11
Independent Consideration	2
Initial Deposit	1
Initial Deposit Deadline	1
Intangible Property	1
Lease Inducement Costs	9
Lease Year	8
Leases	1
Material Damage	16
Materially Damaged	16
Percentage Rents	8
Permitted Exceptions	5
Person	21
Personal Property	1
Property	1
PTR	5
PURCHASE DOCUMENTS	18
Purchase Price	1
Real Property	1
RECOURSE NOTICE	18
Reimbursable Tenant Expenses	9
Rents	8
Required Estoppels	3
Seller	1
Seller’s Documents	2
Seller’s Estimated Reimbursable Tenant Expenses	9
SELLER’S UNDERTAKINGS	18
Subject Lease Year	8
Title Company	5
Title Disapproval	5
Title Policy	5
Uncollected Rents	8

-i-